EXHIBIT 99.1

Remark Holdings Reports Fourth Quarter and Full Year 2017 Results

LAS VEGAS, NV - March 29, 2018 - Remark Holdings, Inc. (NASDAQ: MARK), a diversified global technology company with leading artificial intelligence (AI) solutions and digital media properties, including Vegas.com, reported its financial results for the fourth quarter and full year ended December 31, 2017.

Management Commentary
“We are pleased to announce our increased guidance today as our businesses continue to outperform our initial expectations,” said Kai-Shing Tao, the company’s Chairman and Chief Executive Officer. “In 2017, our FinTech business generated our first significant revenue amounts from our KanKan operations, and we have quickly been able to monetize KanKan’s other AI technologies as evidenced by our recent successes in securing significant contracts.”

“Here in Las Vegas, our Vegas.com operations continue to do well, primarily driven by increases in show ticket sales, and we look forward to what 2018 will bring with new product enhancements to our offerings,” concluded Mr. Tao.

Three-Month and Twelve-Month 2017 Financial Results
Net revenue for the quarter was $18.6 million, a 24% increase year-over-year. Net revenue for 2017 was $70.6 million, a 19% increase year-over-year. The company's quarterly and full year financial results include Fanstang, which the company acquired in September 2016 and which was only a nominal part of the company's financial results for the same periods of 2016.

Three Months Ended December 31st: 2017 Compared to 2016

•	Net revenue was $18.6 million, compared to $15.0 million.

•	Total cost and expense was $40.0 million, compared to $24.7 million.

•	Operating loss was $21.4 million, compared to $9.7 million.

•
Net loss was $89.2 million, or $3.47 per diluted share, compared to $8.6 million, or $0.40 per diluted share. Net loss for the fourth quarter of 2017 included a $66.5 million non-cash charge related to a change in the fair value of the company’s warrant liability, which occurred as a result of the significant increase in the company’s stock price during the period. For the fourth quarter of 2016, the company recorded a $3.1 million gain related to the change in the fair value of the company’s warrant liability during the period.

•
At December 31, 2017, the cash and cash equivalents balance was $22.6 million, and total restricted cash was $11.7 million, bringing the total combined cash position to $34.3 million, compared to a total combined cash position of $18.5 million at December 31, 2016.

Twelve Months Ended December 31st: 2017 Compared to 2016

•	Net revenue was $70.6 million, compared to $59.3 million.

•	Total cost and expense was $108.0 million, compared to $81.9 million.

•
Operating loss was $37.4 million, compared to $22.6 million. Operating loss for 2017 included a $14.6 million non-cash charge related to the impairment of goodwill and other intangible assets purchased from China Branding Group Limited (including Fanstang) in September 2016.

•
Net loss was $106.7 million, or $4.49 per diluted share, compared to $31.7 million, or $1.54 per diluted share. Net loss for 2017 included a $64.1 million non-cash charge related to the change in the fair value of the company’s warrant liability, compared to a $5.8 million gain recorded for 2016.

2018 Financial Outlook
The company increased its limited guidance regarding certain revenue and EBITDA expectations.

For 2018, company management expects to generate consolidated net revenue in excess of $120 million. KanKan's Artificial Intelligence Platform will be the primary driver of the growth as its revenue rapidly increases. For the year ending December 31, 2018, management expects KanKan to generate more than $50 million in net revenue.

Remark Holdings management also indicated it expects its travel & entertainment segment to generate gross revenue of more than $375 million and net revenue between approximately $70 million to $80 million, with an EBITDA margin approximating 12% to 15% of net revenue, during 2018.

Conference Call Information
Mr. Tao and Remark Holdings' CFO Douglas Osrow will hold a conference call today (March 29, 2018) at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss these financial results. A question and answer session will follow management’s presentation.

Toll-Free Number: 888-882-4478
International Number: 323-701-0225
Conference ID: 5682880

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website here.

A replay of the call will be available after 11:30 a.m. Eastern time on the same day through April 2, 2018.

Toll-Free Replay Number: 844-512-2921
International Replay Number: 412-317-6671
Replay ID: 5682880

About Remark Holdings, Inc.
Remark Holdings, Inc. (NASDAQ: MARK) primarily focuses on the development and deployment of artificial-intelligence-based solutions for businesses in many industries. Additionally, the company owns and operates digital media properties that deliver relevant, dynamic content. The company’s U.S. operations are headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California, and its China operations are headquartered in Chengdu, China with additional operations in Beijing, Shanghai, and Hangzhou. For more information, please visit the company's website at www.remarkholdings.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Company Contact:
Douglas Osrow
Remark Holdings, Inc.
dosrow@remarkholdings.com
702-701-9514 ext. 3025

Investor Relations Contact:
Matt Glover or Tom Colton
Liolios Group, Inc.
MARK@liolios.com
949-574-3860

[Tables to follow]

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

	December 31,
	2017	2016
Assets
Cash and cash equivalents	$22,632	$6,893
Restricted cash	11,670	9,405
Trade accounts receivable	3,673	1,372
Prepaid expense and other current assets	5,518	3,323
Notes receivable, current	290	181
Assets held for sale	—	—
Total current assets	43,783	21,174
Restricted cash	—	2,250
Notes receivable	100	190
Property and equipment, net	13,387	15,531
Investment in unconsolidated affiliate	1,030	1,030
Intangibles, net	23,946	37,406
Goodwill	20,099	26,763
Other long-term assets	1,192	1,355
Total assets	$103,537	$105,699

Liabilities and Stockholders’ Equity
Accounts payable	$17,857	$16,546
Accrued expense and other current liabilities	16,679	13,965
Deferred merchant booking	9,027	6,991
Deferred revenue	5,807	4,072
Note payable	3,000	—
Current maturities of long-term debt, net of debt issuance cost	38,085	100
Capital lease obligations	—	179
Total current liabilities	90,455	41,853
Long-term debt, less current portion and net of debt issuance cost	—	37,825
Warrant liability	89,169	25,030
Other liabilities	3,501	3,591
Total liabilities	183,125	108,299

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 28,406,026 and 22,232,004 shares issued and outstanding; each at December 31, 2017 and 2016, respectively	28	22
Additional paid-in-capital	220,117	190,507
Accumulated other comprehensive income (loss)	115	(16)
Accumulated deficit	(299,848)	(193,113)
Total stockholders’ equity (deficit)	(79,588)	(2,600)
Total liabilities and stockholders’ equity	$103,537	$105,699

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)

	Year Ended December 31,
	2017	2016
Revenue, net	70,601	59,328

Cost and expense
Cost of revenue (excluding depreciation and amortization)	16,909	11,155
Sales and marketing	23,600	19,541
Technology and development	3,551	2,796
General and administrative	37,689	36,460
Depreciation and amortization	11,070	10,299
Impairments	14,646	1,159
Other operating expense	515	515
Total cost and expense	107,980	81,925

Operating loss	(37,379)	(22,597)
Other income (expense)
Interest expense	(4,645)	(4,685)
Other income, net	23	29
Loss on extinguishment of debt	—	(9,157)
Change in fair value of warrant liability	(64,139)	5,790
Other loss	(317)	(313)
Total other income, net	(69,078)	(8,336)

Income (loss) before income taxes	(106,457)	(30,933)
Provision for income taxes	(278)	(746)
Net loss	(106,735)	(31,679)
Other comprehensive income (loss)
Foreign currency translation adjustments	131	—
Comprehensive loss	(106,604)	(31,679)

Weighted-average shares outstanding, basic and diluted	23,763	20,529
Net loss per share, basic and diluted	(4.49)	(1.54)